John Hancock Investment Management Services, LLC 601 Congress Street Boston, MA 02210
December 12, 2012
To the Trustees of:
John Hancock Funds II
601 Congress Street
Boston, MA 02210

Re:	Amended and Restated Expense Limitation Agreement and Voluntary Expense Limitation Notice
With reference to the Amended and Restated Advisory Agreement dated September 26, 2008, entered into by and between John Hancock Investment Management Services, LLC (the “Adviser”) and John Hancock Funds II (the “Trust”), as amended, on behalf of each series of the Trust (each, a “Fund” and collectively, the “Funds”), we hereby notify you as follows:
1. The Adviser agrees to waive its management fee for each Fund or, to the extent necessary, bear other expenses, as set forth in the Appendix attached hereto. As noted in the Appendix, certain waivers are voluntary and may be terminated at any time by the Adviser upon notice to the Trust.
2. We understand and intend that you will rely on this undertaking in overseeing the preparation and filing of Post-effective Amendments to the Registration Statement on Form N-1A for the Trust and the Funds with the Securities and Exchange Commission and in accruing each Fund’s expenses for purposes of calculating its net asset value per share and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and we expressly permit you so to rely.
Very truly yours,
JOHN HANCOCK INVESTMENT MANAGEMENT SERVICES, LLC

By:
Name: Jeffrey H. Long
Title: Chief Financial Officer
ACCEPTED BY:
JOHN HANCOCK FUNDS II

By:
Name: Charles A. Rizzo
Title: Chief Financial Officer

APPENDIX A
Fund Level Contractual Expense Limitations
— The Adviser contractually agrees to reduce its management fee for each Fund listed below, or if necessary make payment to the Fund, in an amount equal to the amount by which the “ Other Expenses” of the Fund exceed the percentage of average annual net assets (on an annualized basis) of the Fund set forth below. “Other Expenses” means the expenses of the Fund, excluding (a) advisory fees (b) taxes, (c) brokerage commissions, (d) interest expense, (e) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business (f) 12b-1 fees, (g) transfer agency fees and service fees, (h) blue-sky fees, (i) printing and postage fees, (j) underlying fund expenses (“acquired fund fees”) and (k) short dividend expense.
For the following Funds the current expense limitation agreement expires on December 31, 2013 (December 31, 2014 in the case of Asia Total Return Bond Fund), unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Asia Total Return Bond Fund	0.15%
Short Term Government Income Fund	0.08%
Core Diversified Growth & Income Portfolio	0.06%
Core Fundamental Holdings Portfolio	0.06%
Core Global Diversification Portfolio	0.06%
Retirement Living through 2050 Portfolio	0.05%
Retirement Choices at 2050 Portfolio	0.05%
Retirement Choices at 2045 Portfolio	0.05%
Retirement Choices at 2040 Portfolio	0.05%
Retirement Choices at 2035 Portfolio	0.05%
Retirement Choices at 2030 Portfolio	0.05%
Retirement Choices at 2025 Portfolio	0.05%
Retirement Choices at 2020 Portfolio	0.05%
Retirement Choices at 2015 Portfolio	0.05%
Retirement Choices at 2010 Portfolio	0.05%

APPENDIX B
Class Level Contractual Expense Limitations
For each Fund listed in the table below, the Adviser contractually agrees to reduce its management fee or, if necessary, make payment to each of the following share classes of the Fund in an amount equal to the amount by which “Expenses” of the share class exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as outlined in the table below.
“Expenses” means all fund level and class specific operating expenses, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) underlying fund expenses (“acquired fund fees”), (e) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business and (f) short dividend expense. The current expense limitation agreements expire on the dates specified, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

												Expiration Date of
Fund	Class A	Class B	Class C	Class I	Class R1	Class R2	Class R3	Class R4	Class R5	Class R6	Class NAV	Expense Limit
China Emerging Leaders Fund	1.80%	N/A	N/A	1.44%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	December 31, 2012

Currency Strategies Fund	1.60%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	1.05%	N/A	November 30, 2013

Fundamental All Cap Core Fund	1.30% (expires on 11/30/13)	N/A	2.00%	0.94% (effective 1/1/13 and expires on 11/30/13; 0.84% until 12/31/12)	1.59%	N/A	1.49%	1.19%	0.89%	N/A	N/A	December 31, 2012 (except for Class A and Class I as noted)

Fundamental Large Cap Core Fund	1.30% (expires on 11/30/13)	N/A	2.00%	0.94% (effective 1/1/13 and expires on 11/30/13; 0.84% until 12/31/12)	1.59%	N/A	1.49%	1.19%	0.89%	N/A	N/A	December 31, 2012 (except for Class A and Class I as noted)

												Expiration Date of
Fund	Class A	Class B	Class C	Class I	Class R1	Class R2	Class R3	Class R4	Class R5	Class R6	Class NAV	Expense Limit
Fundamental Large Cap Value Fund	1.30% (expires on 11/30/13)	N/A	2.00%	0.94% (effective 1/1/13 and expires on 11/30/13; 0.84% until 12/31/12)	1.59%	N/A	1.49%	1.19%	0.89%	N/A	N/A	December 31, 2012 (except for Class A, Class I and Class NAV as noted)

Global Absolute Return Strategies Fund	1.95%	N/A	2.65%	1.59%	N/A	2.00%	N/A	N/A	N/A	1.50%	N/A	November 30, 2013

International Growth Equity Fund	1.35%	N/A	N/A	1.10%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	January 31, 2015

Emerging Markets Fund	1.75% (expires on 12/31/13)	N/A	2.45%	1.29%	2.04%	N/A	1.94%	1.64%	1.34%	1.22% (expires on 12/31/13)	N/A	December 31, 2012 (except for Class A and Class R6 as noted)

Emerging Markets Debt Fund	1.35%	N/A	N/A	0.98%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	December 31, 2012

Floating Rate Income Fund	1.20%	1.95%	1.95%	0.95% (expires on 12/31/12)	N/A	N/A	N/A	N/A	N/A	0.81%	N/A	December 31, 2013 (except for Class I as noted)

Natural Resources Fund	1.58%	N/A	N/A	1.38%	N/A	N/A	N/A	N/A	N/A	1.28%	N/A	December 31, 2013

Strategic Income Opportunities Fund	1.17%	N/A	1.87%	N/A	N/A	1.22%	N/A	N/A	N/A	0.83%	N/A	December 31, 2013

U.S. Equity Fund	1.35%	N/A	N/A	0.89%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	December 31, 2013

APPENDIX C
Class Level Voluntary Expense Limitations
For each Fund listed in the table below, the Adviser voluntarily agrees to reduce its management fee or, if necessary, make payment to each of the following share classes of the Fund in an amount equal to the amount by which “Expenses” of the share class exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as outlined in the table below.
“Expenses” means all fund level and class specific operating expenses, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) underlying fund expenses (“acquired fund fees”), (e) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business and (f) short dividend expense. The Adviser may terminate these voluntary waivers at any time upon notice to the Trust.

												Effective Date of
Fund	Class A	Class B	Class C	Class I	Class R1	Class R2	Class R3	Class R4	Class R5	Class R6	Class NAV	Expense Limit
China Emerging Leaders Fund	1.80%	N/A	N/A	1.44%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	January 1, 2013 (contractual until December 31, 2012)

Emerging Markets Debt Fund	1.35%	N/A	N/A	0.98%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	January 1, 2013 (contractual until December 31, 2012)

Global High Yield Fund	1.30%	N/A	N/A	1.10%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	December 1, 2012 (contractual until November 30, 2012)

Multi-Sector Bond Fund	1.25%	N/A	N/A	1.05%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	December 1, 2012 (contractual until November 30, 2012)

Diversified Strategies Fund	1.22%	N/A	N/A	0.80%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	December 1, 2012 (contractual until November 30, 2012)

APPENDIX D
Fund Level Investment Management Fee Waivers
Global Fund
International Value Fund
Natural Resources Fund
Small Cap Opportunities Fund
Smaller Company Growth Fund
Strategic Equity Allocation Fund
The Adviser contractually agrees to waive its management fee for each Fund in an amount equal to the amount by which the management fee retained by the Adviser after payment of the subadvisory fees for the Fund exceeds 0.45% as a percentage of average annual net assets (on an annualized basis) of the Fund. The current expense limitation agreement expires on December 31, 2013 (December 31, 2012 in the case of Global Fund and March 26, 2013 in the case of Strategic Equity Allocation Fund), unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.
International Opportunities Fund
Strategic Equity Allocation Fund
The Adviser voluntarily agrees to waive its management fee for the Funds in an amount equal to the amount by which the management fee retained by the Adviser after payment of the subadvisory fees for the Fund exceeds 0.45% as a percentage of average annual net assets (on an annualized basis) of the Fund. The Adviser may terminate this voluntary waiver at any time upon notice to the Trust. The voluntarily waiver agreement for Strategic Equity Allocation Fund takes effect immediately upon the expiration of the contractual waiver arrangement for the Fund set forth in the paragraph above.

APPENDIX E
Retirement Living Portfolios’ Class Only Expense Limitation Agreement
Retirement Living Portfolios
— The Adviser contractually agrees to reduce its management fee or, if necessary, make payment to each of the following share classes of each of the Lifecycle Portfolios in an amount equal to the amount by which the “Expenses” of the share class exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as set forth in the table below. “Expenses” means all expenses attributable to a class of shares, excluding fund level expenses such as (a) advisory fees, (b) underlying fund expenses (“acquired fund fees”), (c) taxes, (d) brokerage commissions, (e) interest expense, (f) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Portfolio’s business and (g) short dividend expense. This expense limitation agreement expires on December 31, 2013 (December 31, 2012 in the case of Class I), unless renewed by mutual agreement of the Portfolio and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Portfolio	Class A	Class R1	Class R2	Class R3	Class R4	Class R5	Class R6	Class I
Retirement Living through 2050	0.50%	0.75%	0.50%	0.65%	0.25%	0.05%	0.00%	0.10%

Retirement Living through 2045	0.50%	0.75%	0.50%	0.65%	0.25%	0.05%	0.00%	0.10%

Retirement Living through 2040	0.50%	0.75%	0.50%	0.65%	0.25%	0.05%	0.00%	0.10%

Retirement Living through 2035	0.50%	0.75%	0.50%	0.65%	0.25%	0.05%	0.00%	0.10%

Retirement Living through 2030	0.50%	0.75%	0.50%	0.65%	0.25%	0.05%	0.00%	0.10%

Retirement Living through 2025	0.50%	0.75%	0.50%	0.65%	0.25%	0.05%	0.00%	0.10%

Retirement Living through 2020	0.50%	0.75%	0.50%	0.65%	0.25%	0.05%	0.00%	0.10%

Retirement Living through 2015	0.50%	0.75%	0.50%	0.65%	0.25%	0.05%	0.00%	0.10%

Retirement Living through 2010	0.50%	0.75%	0.50%	0.65%	0.25%	0.05%	0.00%	0.10%

APPENDIX F
Lifestyle Portfolios’ Class Only Expense Limitation Agreement
Lifestyle Portfolios
— The Adviser contractually agrees to reduce its management fee or, if necessary, make payment to each of the following share classes of each of the five Lifestyle Portfolios in an amount equal to the amount by which the “Expenses” of the share class exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as follows:

Class A	Class B	Class C	Class R1	Class R2	Class R3	Class R4	Class R5	Class R6
N/A	1.29% (Lifestyle Aggressive Portfolio only)	N/A	N/A	0.56%	N/A	N/A	N/A	0.05%
“Expenses” means all expenses attributable to a class of shares, excluding fund level expenses such as (a) advisory fees, (b) underlying fund expenses (“acquired fund fees”), (c) taxes, (d) brokerage commissions, (e) interest expense, (f) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Portfolio’s business and (g) short dividend expense. The current expense limitation agreement expires on April 30, 2014, unless renewed by mutual agreement of the Portfolio and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

APPENDIX G
Retirement Choices Portfolios’ Class Only Expense Limitation Agreement
Retirement Choices at 2050 Portfolio
Retirement Choices at 2045 Portfolio
Retirement Choices at 2040 Portfolio
Retirement Choices at 2035 Portfolio
Retirement Choices at 2030 Portfolio
Retirement Choices at 2025 Portfolio
Retirement Choices at 2020 Portfolio
Retirement Choices at 2015 Portfolio
Retirement Choices at 2010 Portfolio
— The Adviser contractually agrees to reduce its management fee or, if necessary, make payment to each of the following share classes of the Retirement Portfolios in an amount equal to the amount by which the “Expenses” of the share class exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as set forth in the table below. “Expenses” means all expenses attributable to a class of shares, excluding fund level expenses such as (a) advisory fees, (b) underlying fund expenses (“acquired fund fees”), (c) taxes, (d) brokerage commissions, (e) interest expense, (f) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Portfolio’s business and (g) short dividend expense. The current expense limitation agreement expires on December 31, 2013, unless renewed by mutual agreement of the Portfolio and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Class R1	Class R2	Class R4	Class R6
0.75%	0.50%	0.25%	0.00%

APPENDIX H
Voluntary Advisor Waiver Agreement
T. Rowe Price Subadvised Funds
The Adviser has voluntarily agreed to reduce the management fee for each of the following funds subadvised by T. Rowe Price Associates, Inc. by the amount that the subadvisory fee is reduced for the fund by T. Rowe Price Associates, Inc. pursuant to the Amended and Restated Group Fee Waiver Agreement between John Hancock Investment Management Services, LLC and T. Rowe Price Associates, Inc. dated September 30, 2011.
Blue Chip Growth Fund
Capital Appreciation Value Fund
Equity-Income Fund
Health Sciences Fund
Mid Value Fund
Real Estate Equity Fund
Science & Technology Fund
Small Company Value Fund
Spectrum Income Fund

APPENDIX I
Alternative Asset Allocation Expense Limitation Agreement
Alternative Asset Allocation Fund
The Adviser contractually agrees to reduce its management fee for the Fund, or if necessary make payment to the Fund, in an amount equal to the amount by which the “Other Expenses” of the Fund exceed 0.04% as a percentage of average annual net assets (on an annualized basis) of the Fund. “Other Expenses” means all the expenses of the Fund, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business (e) advisory fees, (f) 12b-1 fees, (g) transfer agency fees and service fees, (h) blue-sky fees, (i) printing and postage fees, (j) underlying fund expenses (“acquired fund fees”) and (k) short dividend expense. The current expense limitation agreement expires on December 31, 2013, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.
— The Adviser contractually agrees to reduce its management fee or, if necessary, make payment to each of the following share classes of the Fund in an amount equal to the amount by which the “Expenses” of the share class exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as set forth in the table below. “Expenses” means all expenses attributable to a class of shares, excluding fund level expenses such as (a) advisory fees, (b) underlying fund expenses (“acquired fund fees”), (c) taxes, (d) brokerage commissions, (e) interest expense, (f) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business and (g) short dividend expense. This expense limitation agreement expires on December 31, 2013, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Class A	Class C	Class I	Class R2	Class R6
0.66%	1.36%	0.30%	0.67%	0.20%
The Adviser contractually agrees to reduce its management fee by 0.10% as a percentage of average annual net assets (on an annualized basis) of the Fund. The current expense limitation agreement expires on December 31, 2013, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

APPENDIX J
Voluntary Advisor Waiver Agreements
Lifestyle Portfolios
The Adviser voluntarily agrees to waive its advisory fee for each Lifestyle Portfolio (each a “Fund”) so that the aggregate advisory fee retained by the Adviser with respect to both the Fund and its underlying investments (after payment of subadvisory fees) does not exceed 0.50% of the Fund’s first $7.5 billion of average annual net assets and 0.49% of the Fund’s average annual net assets in excess of $7.5 billion. The Adviser may terminate this voluntary waiver at any time upon notice to the Trust.
Lifecycle Portfolios
The Adviser voluntarily agrees to waive its advisory fee for each Lifecycle Portfolio (each a “Fund”) so that the aggregate advisory fee retained by the Adviser with respect to both the Fund and its underlying investments (after payment of subadvisory fees) does not exceed 0.51% of the Fund’s first $7.5 billion of average annual net assets and 0.50% of the Fund’s average annual net assets in excess of $7.5 billion. The Adviser may terminate this voluntary waiver at any time upon notice to the Trust.
Retirement Portfolios
The Adviser voluntarily agrees to waive its advisory fee for each Retirement Portfolio (each a “Fund”) so that the aggregate advisory fee retained by the Adviser with respect to both the Fund and its underlying investments (after payment of subadvisory fees) does not exceed 0.51% of the Fund’s first $7.5 billion of average annual net assets and 0.50% of the Fund’s average annual net assets in excess of $7.5 billion. The Adviser may terminate this voluntary waiver at any time upon notice to the Trust.
Diversified Strategies Fund
The Adviser voluntarily agrees to waive its advisory fee for the Fund so that the aggregate advisory fee retained by the Adviser with respect to both the Fund and its underlying investments (after payment of subadvisory fees) does not exceed 0.70% of the Fund’s first $1.0 billion of average annual net assets and 0.675% of the Fund’s average annual net assets in excess of $1.0 billion. The Adviser may terminate this voluntary waiver at any time upon notice to the Fund.
Alternative Asset Allocation Fund
The Adviser voluntarily agrees to waive its advisory fee for the Fund so that the aggregate advisory fee retained by the Adviser with respect to both the Fund and its underlying investments (after payment of subadvisory fees) does not exceed 0.60% of the Fund’s average annual net assets. The Adviser may terminate this voluntary waiver at any time upon notice to the Fund.

Funds Listed in Attachment A
The Adviser voluntarily agrees to reduce its management fee for each Fund, or if necessary make payment to the Fund, in an amount equal to the amount by which the “Expenses” of the Fund exceed the percentage of average annual net assets (on an annualized basis) of the Fund listed in Attachment A. “Expenses” means all the expenses of the Fund, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business (e) advisory fees, (f) 12b-1 fees, (g) transfer agency fees and service fees, (h) blue-sky fees, (i) printing and postage fees, (j) underlying fund expenses (“acquired fund fees”) and (k) short dividend expense. This voluntary expense reimbursement will continue in effect until terminated at any time by the Adviser on notice to the Trust.